As filed with the Securities and Exchange Commission on November 13, 2018

Registration No. 333-221085

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alphatec Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5818 El Camino Real Carlsbad, CA 92008 (760) 431-9286	20-2463898
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices including Zip Code)	(I.R.S. Employer Identification No.)

Patrick S. Miles

Chief Executive Officer

Alphatec Holdings, Inc.

5818 El Camino Real

Carlsbad, CA 92008

(760) 431-9286

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:

Joshua E. Little, Esq.

Durham Jones & Pinegar, P.C.

192 E. 200 N., Third Floor

St. George, Utah 84770

(435) 674-0400

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Share Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering
Common Stock, $0.0001 par value
Preferred Stock, $0.0001 par value
Debt Securities
Warrants
Unit
Total Primary Offering	(1)(2)	(1)	$50,000,000(3)	$6,060(4)
Secondary Offering
Common Stock, $0.0001 par value	845,000(2)(5)	$2.945(6)	$2,488,525	$302
Total (Primary and Secondary)				$6,362(7)

(1)	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.
(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such unspecified number of each identified security as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions and other adjustments.

(3)

Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities or preferred stock or upon exercise of common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $50,000,000.

(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
(5)	Represents shares offered by selling stockholders, including shares of common stock issuable upon exercise of warrants, to be described more fully in prospectus supplements to be filed.
(6)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, and based upon the average of the high and low reported sales prices of our common stock on the NASDAQ Global Select Market on November 9, 2018.

(7)	Registration fee previously paid by registrant.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 13, 2018.

PROSPECTUS

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

and

845,000 Shares

Common Stock

Offered by Selling Stockholders

We may offer and sell up to $50,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. Additionally, the selling stockholders identified in this prospectus or their permitted transferees may offer and sell from time to time, in one or more transactions, up to an aggregate of 845,000 shares of our common stock, consisting of shares of our common stock issuable upon the exercise of certain warrants held by the selling stockholders. This prospectus provides you with a general description of the securities.

Each time we or the selling stockholders offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We and any selling stockholders may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves risks. See the “Risk Factors” beginning on page 24 of this prospectus and any similar section contained in the applicable prospectus supplement or the documents incorporated herein or therein by reference concerning factors you should consider before investing in our securities.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “ATEC.” On November 12, 2018, the last reported sale price of our common stock on The NASDAQ Global Select Market was $2.99 per share.

As of November 12, 2018, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $72,929,469.73 based on 24,391,127 shares of outstanding common stock, at a price of $2.99 per share, which was the last reported sale price of our common stock on The Nasdaq Global Select Market on November 12, 2018. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $50.0 million as described in this prospectus. Additionally, under this shelf registration process, the selling stockholders named in this prospectus or a prospectus supplement may sell, from time to time, up to 845,000 shares of our common stock issuable upon exercise of warrants to purchase our common stock held by such selling stockholders. Each time that we or any selling stockholders offer and sell securities, we or the selling stockholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus or any related prospectus supplement. Neither we nor any selling stockholder has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This document may be used only in jurisdictions where the offer or sale of the applicable security is permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Alphatec,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Alphatec Holdings, Inc. and its consolidated subsidiaries, unless otherwise specified. “Scient’x” refers to our operating affiliate, Scient’x S.A.S., which is wholly-owned by several of our subsidiaries, and Scient’x’s subsidiaries. When we refer to “you,” we mean the holders of the applicable series of securities.

The Alphatec name and logo and the names of products and services offered by Alphatec, Alphatec Spine, Inc. and SafeOp Surgical, Inc. are trademarks, registered trademarks, service marks or registered service marks of Alphatec. All other trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

As described more fully below, we will not receive any proceeds from the sales by any of the selling stockholders of the securities sold by them pursuant to this prospectus or any prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.atecspine.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus supplement to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 8, 2018;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, filed with the SEC on May 11, 2018, August 3, 2018 and November 9, 2018, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January 8, 2018, March 12, 2018, April 16, 2018, April 27, 2018, May 10, 2018, May 18, 2018, August 2, 2018, and November 8, 2018 (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto); and

•

the description of our Common Stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act as filed with SEC on May 26, 2006, including any subsequent amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Alphatec Holdings, Inc.

Attn: Corporate Secretary

5818 El Camino Real

Carlsbad, CA 92008

(760) 431-9286

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE OFFERING

The following summary contains basic information about the securities covered by this prospectus and is not intended to be complete and does not contain all the information that is important to you. You should carefully read all of the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, including the “Risk Factors” and our financial statements and related notes contained herein and therein, before making an investment decision.

Issuer	Alphatec Holdings, Inc.

Primary Offering

We may use this prospectus to offer, from time to time, up to $50,000,000 of:

•  common stock;

•  preferred stock;

•  debt securities;

•  warrants; and

•  units.

This prospectus contains summary descriptions of each of these securities that we may offer from time to time pursuant to this prospectus. Each time we sell securities under this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus.

Secondary Offering	The selling stockholders named herein may use this prospectus to offer, from time to time, up to 845,000 shares of our common stock issuable upon exercise of warrants held by such selling stockholders. See “Selling Stockholders.”

Shares Outstanding as of November 12, 2018

43,212,606 shares of common stock.

Unless otherwise noted, references in this prospectus to the number of shares of our common stock outstanding after this offering are based on 43,212,606 shares of our common stock issued and outstanding as of November 12, 2018, and does not include, as of that date:

•  4,673,742 shares of our common stock issuable upon the exercise of outstanding stock options under our 2016 Equity Incentive Plan and our 2016 Employee Inducement Plan;

•  5,986,283 shares of our common stock issuable upon vesting of restricted stock awards issued under our 2016 Equity Incentive Plan, 2016 Employee Inducement Plan, 2017 Distributor Inducement Plan and our 2017 Development Services Plan;

•  335,000 shares of our common stock issuable upon the exercise of outstanding stock warrants under our 2017 Distributor Inducement Plan;

•  22,764,093 shares of our common stock available for issuance pursuant to outstanding warrants and convertible notes.

Use of Proceeds	We intend to use the net proceeds from the sales of any securities offered by us pursuant to this prospectus as set forth in the applicable prospectus supplement for such offering.

We will not receive any proceeds from the sale of any of the shares of our common stock offered by the selling stockholders pursuant to this prospectus. Upon the cash exercise of any of the warrants held by the selling stockholders, we will receive the cash payment of the exercise price for such warrants. Unless otherwise indicated in any prospectus supplement, the net proceeds from the exercise price of the warrants will be used for general corporate purposes and working capital requirements.

Risk Factors	An investment in our securities is subject to risks. Please refer to the information contained under the caption “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before investing in our securities

NASDAQ Symbol	ATEC

For additional information concerning the offering, see “Plan of Distribution” beginning on page 49.

THE COMPANY

Overview

We are a medical technology company focused on the design, development, and advancement of technology for better surgical treatment of spinal disorders. Our mission is to become the most respected, fastest growing U.S. spine company, by providing innovative, spine surgery solutions through our relentless pursuit of superior outcomes. We have a broad product portfolio designed to address the majority of U.S. market for fusion-based spinal disorder solutions. We intend to drive growth by exploiting our collective spine experience and investing in the research and development to continually differentiate our solutions and improve spine surgery. We believe our future success will be fueled by introducing market-shifting innovation to the spine market, and we believe that we are well-positioned to capitalize on current spine market dynamics.

We market and sell our products in the U.S. through a network of independent distributors and direct sales representatives. An objective of our leadership team is to deliver increasingly consistent, predictable growth. To accomplish this, we have partnered more closely with new and existing distributors to create a more dedicated and loyal sales channel for the future. We have added, and intend to continue to add, new high-quality dedicated distributors to expand future growth. We believe this will allow us to reach an untapped market of surgeons, hospitals, and national accounts across the U.S., as well as better penetrate existing accounts and territories.

We have made significant progress in the transition of our sales channel since early 2017, driving the percent of sales contributed by dedicated agents from 31% in the third quarter of 2017 to 63% in the third quarter of 2018. Going forward, we intend to continue to relentlessly drive toward a fully exclusive network of independent and direct sales agents. Recent consolidation in the industry is facilitating the process, as large, seasoned agents are seeking opportunities to re-enter the spine market by partnering with spine-focused companies that have broad, growing product portfolios.

Recent Developments

In March 2018, we entered into financing transactions to raise an aggregate of $50 million, through a $45.2 million private placement of Series B Convertible Preferred Stock and warrants exercisable for common stock, and a warrant exercise agreement with a holder of an existing warrant for an aggregate consideration of $4.8 million. On May 17, 2018, our stockholders approved the financing transactions and the shares of Series B Convertible Preferred Stock converted into 14,349,236 shares of common stock. The private placement was led by L-5 Healthcare Partners, LLC, a healthcare-dedicated institutional investor, and included certain of our directors and executive officers, as well as other new and existing institutional and independent investors. We used a portion of the net proceeds from the private placement and warrant exercise to fund the $14.3 million paid during the nine months ended September 30, 2018 of the total $15.1 million cash portion of the purchase price for SafeOp Surgical, Inc, or SafeOp, a privately-held provider of neuromonitoring technology designed to enable effective intra-operative nerve health assessment. With the full integration of SafeOp’s technology, we expect to be able to introduce an unprecedented level of neuromonitoring and intraoperative nerve safety to the spine market in early 2019. SafeOp’s patented technology has been designed to enable both nerve avoidance and nerve health assessment to prevent the risk of nerve injury that is widely associated with direct lateral spine fusion surgery. We expect to use the remainder of the financing for general corporate purposes including the integration of next-generation neuromonitoring solutions, advancement of our product pipeline, and investment in sales and marketing to expand our market presence.

In November 2018, we closed $35 million in senior secured debt financing provided by Squadron Medical Finance Solutions, LLC (“Squadron”), a provider of debt financing to growing companies in the orthopedic industry. Net proceeds of approximately $33.8 million, after estimated expenses, were used to retire our $29.2 million term debt outstanding with Globus Medical, Inc. The remainder of the proceeds will be used for general corporate purposes. The debt has a five-year maturity and bears interest at LIBOR plus 8% (currently

10.3%) per annum. Interest-only payments are due monthly through May 2021, followed by $10 million in principal in 29 equal monthly installments beginning June 2021 and a $25 million lump-sum payment payable at maturity in November 2023. In connection with the financing, we issued warrants to Squadron to purchase 845,000 shares of common stock at an exercise price of $3.15 per share. The warrants have a seven-year term and are immediately exercisable.

Strategy

Our vision is to be the most respected, fastest-growing U.S. spine company. By leveraging our team’s extensive spine experience to create clinically distinct solutions that improve surgical outcomes, we believe that we will be positioned to take a greater share of the U.S. spine market, becoming the partner of choice for spine surgeons, hospitals, healthcare systems, and payors.

To achieve our vision and build long-term value, we are committed to attracting, engaging, and retaining the best talent in the industry. We are also driving an organizational transformation by prioritizing the following vital initiatives:

Create Clinical Distinction

We are committed to the development, launch, and promotion of technologies intended to simplify surgical procedures, provide enhanced information for surgeons, and improve patient outcomes. We offer a broad portfolio of products that address the core spine pathologies.

Currently, over 80% of our revenue is generated by products developed and launched before 2016, but we are making investments to significantly advance the clinical distinction of our portfolio and accelerate revenue growth. We believe that surgeons yearn for intra-operative information that can drive objective decision-making and improve patient outcomes. Our answer to that need is the Alpha Informatix platform, which delivers relevant, real-time information via a small footprint. We are developing next-generation access systems, implants, and biologics that will seamlessly integrate into the Alpha Informatix platform to enable elegant, minimally disruptive spine access that achieves clinical success regardless of the surgical approach.

We expect our revenue mix to shift increasingly toward newly developed solutions as we bring next generation products to market. That will begin late in 2018 as we execute on twelve new product alpha launches that will uniquely address a broad range of surgical procedures. During the third quarter of 2018, we introduced our IdentiTi collection of porous titanium interbody implants, which utilize an innovative technology that has been shown to enhance bone growth, better manage implant biomechanical performance, and improve imaging. In September 2018, we received 510K clearance for our Osseoscrew System, a next-generation expandable posterior fixation implant designed to restore the integrity of the spinal column in patients with advanced stage thoracolumbar tumors. We are also on track with the alpha release of our next generation, comprehensive thoracolumbar fixation system in the fourth quarter. With a substantially expanded offering that will distinguish itself in minimally disruptive and open techniques, the feature set seamlessly integrates into any ATEC Spine procedure, and will serve as an anchor as we increasingly shift toward proceduralization.

Looking to 2019 and beyond, we intend to be a leader in the industry in innovation by releasing eight to ten new products each year. We expect our growth potential to compound as our new solutions drive surgeon adoption of ATEC procedures, and increase the number of ATEC products sold into each of those procedures.

Revitalize the Sales Channel

Currently, we market and sell our products in the U.S. through a network of independent distributors and direct sales representatives. We seek to deliver consistent, predictable growth through a durable brand commitment. To accomplish this, we believe there is significant opportunity for us to partner closely with our distributors to create a more dedicated and focused network. We believe that recent consolidation in the industry is increasingly affording us an opportunity to attract large, experienced distributors and agents seeking partnerships with companies like ours; partners that can offer a robust product portfolio and a pipeline of technologies focused solely on spine solutions.

We are bringing higher-volume, more sophisticated distributors on board, and simultaneously terminating non-dedicated distribution relationships that do not serve our long-term vision. We believe this will allow us to reach new surgeons, hospitals, and national accounts across the U.S., and more effectively penetrate existing accounts and territories. In the third quarter of 2018, we expanded the percentage of U.S. commercial revenue driven by dedicated distributors to 63%, up from 40% at the end of 2017.

We also employ a national accounts team that is responsible for securing access at hospitals and group purchasing organizations, or GPOs, across the U.S. We have been very successful securing access to hospitals and GPOs, and today the majority of our business is achieved through these accounts. We will continue to focus on developing and maintaining relationships with key GPOs and hospital networks to secure favorable contracts and develop strategies to convert or grow business within existing accounts.

We are also enhancing our sales training and education programs for independent distributors and direct sales representatives to optimize overall sales productivity.

Compel Surgeon Adoption

We are re-introducing the surgical community to Alphatec, and laying the groundwork to drive surgeon adoption of not only our existing portfolio, but also the innovation that we will introduce in 2018 and over the next several years. A key component of our drive to renew surgeon interest is our “ATEC Experience” events, our educational program for visiting surgeons. Through the third quarter of 2018, we have hosted nearly three times the number of surgeons at ATEC Experience events compared to the first three quarters of 2017.

Importantly, the surgeon relationships that we are creating are both strong, and accelerating. Throughout 2018, revenue attributable to new surgeon customers has substantially outpaced overall revenue growth. Also, the initiation of new surgeon relationships has accelerated in each quarter during 2018.

We are especially encouraged by the progress being made with surgeon adoption considering that the vast majority of our revenue is currently being driven by legacy Alphatec products. We believe that the surgeons that are partnering with us today recognize our team’s ability to architect meaningful innovation. With the investments that we have made into research and development and spine talent, we intend to deliver over the coming years.

Spine Anatomy

The spine is the core of the human skeleton and provides important structural support and alignment while remaining flexible to allow movement. The spine is a column of 33 bones that protects the spinal cord and provides the main support for your body. Each bony segment of the spine is referred to as a vertebra (two or more are called vertebrae). The spine has five regions containing groups of similar bones, listed from top to bottom: seven cervical vertebrae in the neck, twelve thoracic vertebrae in the mid-back (each attached to a rib), five lumbar vertebrae in the lower back, five sacral vertebrae fused together to form one bone in the hip region, and four coccygeal bones fused together that form the tailbone. At the front of each vertebra is a block of bone called the vertebral body, Vertebrae are stacked on top of each other and enable people to sit and stand upright. Vertebrae in the cervical, thoracic and lumbar regions are separated from each other and cushioned by a rubbery soft tissue called the intervertebral disc. Strong muscles and bones, flexible tendons and ligaments and sensitive nerves contribute to a healthy spine. Pain can be caused when any of these structures are affected by strain, injury or disease.

The Alphatec Solution

Our principal procedural offerings include a wide variety of Approach Technologies, designed to achieve clinical success in conditions from degenerative to complex deformity and trauma. Our Approach Technologies are comprised of intra-operative information and neuromonitoring technologies, access systems, interbody implants, fixation systems, and various biologics offerings all designed to improve patient outcomes by achieving the three tenets of spine surgery: (1) decompression, (2) stabilization, and (3) alignment.

A summary of our core products is provided below.

Currently Marketed Products

Minimally Invasive Surgery, or MIS, Products

Battalion Lateral Spacer System and Squadron Lateral Retractor. The Battalion Lateral Spacer System with the Alphatec Squadron Lateral Retractor provides surgeons with a next-generation lateral system with innovative, unique design characteristics including, total blade control technology that allows the surgeon to maintain approach aperture throughout the procedure, in-situ blade height adjustment and blade replacement, combined with the Battalion Lateral Spacer is available in 0° and 15° lordosis with a variety of width and height options for lumbar and thoracic approaches. Our Battalion Lateral Spacer System and Squadron Lateral Retractor received clearance of a FDA 510-(k) premarket notification from the U.S. Food and Drug Administration, or FDA, in 2016, and was commercially released in 2017.

Illico Minimally Invasive Surgery System. The Illico Minimally Invasive Surgery System is a cannulated pedicle screw system that is designed to be inserted via a minimally invasive surgical procedure. Access to the spine is gained through a small incision. The surgeon is then able to see the surgical site by using a small canal through which implants are inserted into the patient with a minimum amount of disruption to the surrounding tissue. The Illico Minimally Invasive Surgery System is designed to limit trauma to the tissue surrounding the location of the surgery and to enable patients to recover faster.

Thoracolumbar Fixation Products

Arsenal Degenerative System. Arsenal Degenerative Spinal Fixation System is a comprehensive system for both simple and complex degenerative spinal fusion procedures. The Arsenal Degenerative Spinal Fixation System is designed to provide operational efficiency, biomechanical strength, and surgical simplicity while providing a complete solution to combat most complex degenerative pathologies. The system combines low-profile implants with intuitive instrumentation and proven strength. Arsenal Deformity System. The Arsenal Deformity System expands the Arsenal platform to address complex deformity including adult and adolescent idiopathic scoliosis, or AIS, spinal deformity pathologies. The system was thoughtfully designed to provide surgeons with a complete solution to address complex deformity procedures. The system provides surgeons with unique uniplanar screws, which enable easier screw positioning and rod placement through a tulip that has 360 degrees of rotation while restricting motion in the medial/lateral plane for de-rotation correction. Additionally, the system includes a wide variety of low-profile implants providing a better anatomical fit and increased ability to address patient pathologies, ergonomically designed instrumentation to improve surgical efficiency and comfort during complex surgeries and proven biomechanical strength.

Arsenal CBx Cortical Bone Fixation System. Arsenal CBx is the first extension to the Arsenal platform. An alternative to traditional pedicle screw placement, Arsenal CBx Cortical Bone Fixation System utilizes a midline approach and cortical bone trajectory to achieve maximum fixation through a less-invasive procedure. This system leverages the strengths of the Arsenal product platform with the benefits of a minimally disruptive procedure to enhance patient outcomes. Due to the midline approach and inward-outward screw trajectory, soft tissue and muscle exposure requirements are greatly reduced compared to the approach for traditional screw trajectory. Arsenal CBx is a compatible fixation option for both posterior lumbar interbody fusion, or PLIF, or transforaminal lumbar interbody fusion, or TLIF. Additionally, this system can be a unique muscle sparing approach to revision surgery.

Zodiac Degenerative Spinal Fixation System. The Zodiac Degenerative Spinal Fixation System is a comprehensive spinal system that can be used to address both degenerative spinal conditions, as well as deformity correction. The system offers polyaxial pedicle screws, accompanying implants and advanced instruments for the stabilization of the thoracolumbar spine, as well as deformity specific instrumentation and implants that are designed to enable the surgeon to address patient-specific spinal deformity correction procedures.

Cervical and Cervico-Thoracic Products

Trestle Luxe Anterior Cervical Plate System. The Trestle Luxe Anterior Cervical Plate System has a large window that enables the surgeon to have improved graft site and end plate visualization, which is designed to allow for better placement of the plate. The Trestle Luxe Anterior Cervical Plate System also has a low-profile design. Low-profile cervical plates are intended to reduce the irritation of the tissue adjacent to the plate following surgery. Other key features of the Trestle Luxe Anterior Cervical Plate include a self-retaining screw-locking mechanism that is designed to ensure quick and easy locking of the plate and a flush profile after the screws are inserted.

Solanas Posterior Cervico/Thoracic Fixation System and Avalon Occipital Plate. Alphatec’s Solanas Posterior Cervico/Thoracic Fixation System consists of rods, polyaxial screws, hooks, and connectors that provide a solution for posterior cervico/thoracic fusion procedures. The Solanas Posterior Cervico/Thoracic System is designed to be used in combination with Zodiac Degenerative Spinal Fixation System and Avalon Occipital Plate, thereby providing surgeons with a solution for occipito-cervico-thoracic fixation. The Avalon Occipital Plate has a unique buttress design for optimal bone graft placement and superior fusion, including three points of plate rotation and translation, which is designed to ease the placement of the plate.

Interbody Systems

Battalion Universal Spacer System. The Battalion Universal Spacer System offers comfort, control and innovative design for surgeons performing PLIF and TLIF procedures. The Battalion implants introduce a new alternative to interbody fusion by combining the elasticity and radiolucency of polyetheretherketone, or PEEK, with a titanium coating for potential osseointegration. The implants, which come in both a straight and curved footprint, feature a bulleted nose for easy insertion and distraction of the disc space. The Battalion System also features an intuitive and innovative 180-degree locking inserter that assists with protection of neural elements during insertion of the implant. The Battalion System also features state-of-the-art instrumentation for access, disc preparation, and implant insertion.

Novel PEEK and Titanium Spinal Spacers. Our family of Novel spinal spacers addresses the surgical need to accommodate varying patient anatomies, surgical approaches and composite material options. The system offers multiple unique implant designs, in numerous shapes and heights, and in both. titanium and PEEK.

Alphatec Solus Locking ALIF Spinal Spacer. The Alphatec Solus locking ALIF spinal spacer, or Alphatec Solus, is a zero-profile PEEK and titanium device offering four points of fixation for improved stability. Alphatec Solus features a one-step insertion and deployment feature and is used in ALIF procedures.

Biologics

AlphaGraft Structural Allograft Spacers. Alphatec offers a broad portfolio of allograft spacers available in a wide range of shapes and sizes, each with corresponding instrumentation, which are intended for use in the cervical, thoracic, and lumbar regions of the spine. In addition, many of our allograft spacers are packaged in our vacuum-infusion packaging system, or VIP System. The VIP System is a packaging and fluid delivery system that allows for fast and efficient infusion of the surgeon’s choice of hydration fluid. The VIP System provides rapid and uniform hydration, which may reduce the brittleness of the graft and shorten the length of the surgical procedure.

AlphaGraft ProFuse Demineralized Bone Scaffold. Our AlphaGraft ProFuse Demineralized Bone Scaffold consists of a sponge-like demineralized bone matrix that has been pre-cut into sizes to fit within a spinal spacer. The AlphaGraft ProFuse Demineralized Bone Scaffold provides a natural scaffold derived entirely from bone that can be placed into a void within a spinal spacer or on top of a spinal spacer. The sponge-like qualities of the scaffold allow a surgeon to compress the scaffold and place it into a small space. Following placement, the scaffold expands for maximum contact between the spinal spacer and the endplate of the vertebral body and is designed to promote fusion. The AlphaGraft ProFuse Demineralized Bone Scaffold is pre-packaged in our proprietary VIP System.

Amnioshield Amniotic Tissue Barrier. Our Amnioshield Amniotic Tissue Barrier is an allograft for spinal surgical barrier applications. The composite amniotic membrane reduces inflammation and enhances healing at the surgical site, reduces scar tissue formation and provides an excellent dissection plane.

Alphagraft Demineralized Bone Matrix. Our Alphagraft Demineralized Bone Matrix consists of demineralized human tissue that is mixed with a bioabsorbable carrier and intended for use in surgery for bone grafting.

Neocore Osteoconductive Matrix. Our Neocore Osteoconductive Matrix is designed to provide an effective core environment for bone growth through a synthetic scaffold. When hydrated with patient bone marrow aspirate, or BMA, Neocore becomes a complete bone graft, which possesses all the necessary components of bone growth. Engineered to perform like natural bone, Neocore’s composition and porosity provide the benefits of rapid revascularization throughout graft and supports replacement of three-dimensional matrix with healthy new bone growth. Offering excellent handling characteristics, these pre-formed strips are flexible to conform to adjacent structures, compressible, and moldable.

Products and Technologies in Limited Release or Under Development

Alpha Informatix Platform. Alpha Informatix is our platform for providing surgeons with intra-operative information that is objective, real-time, and actionable. Our first planned release from the Alpha Informatix platform is our advanced neuromonitoring solution, which is designed to prevent the intraoperative risk of nerve injury with automated assessment of nerve health. We acquired this technology through our acquisition of SafeOp Surgical, Inc., or SafeOp. SafeOp has developed patented technology that automates Somatosensory Evoked Potentials, or SSEPs, designed to provide surgeons with unprecedented, objective feedback during surgery. We submitted for 510K clearance in September 2018 with an expected alpha evaluation in the first quarter of 2019.

We are developing next-generation access systems, implants, and biologics that will seamlessly integrate into the Alpha Informatix platform to enable elegant, minimally disruptive spine access that achieves clinical success regardless of the surgical approach.

IdentiTi Porous Titanium Interbody Implants. During 2018, we released for alpha evaluation a procedure-specific IdentiTi collection of porous titanium interbody implants for Anterior Cervical Discectomy and Fusion, or ACDF, TLIF, and PLIF procedures. Lateral interbody fusion, or LIF and Anterior Lumbar Interbody Fusion, or ALIF, implants will be released and evaluated in the coming months. The interbody implants utilize a technology that has been shown to enhance bone growth, better manage implant biomechanical performance, and improve imaging. Our IdentiTi collection of implants is currently available in alpha evaluation with an expected targeted commercial launch in 2019.

OsseoScrew System. In September 2018, we received 510K clearance from the FDA for Osseoscrew, a unique, next-generation expandable posterior fixation implant. The OsseoScrew System (for use with the Zodiac Spinal Fixation System and Illico MIS Posterior Fixation System) is intended to restore the integrity of the spinal column even in the absence of fusion for a limited time period in patients with advanced stage tumors involving the thoracic and lumbar spine in whom life expectancy is of insufficient duration to permit achievement of fusion. OsseoScrew has been clinically proven to increase pullout and holding strength, improving fixation in the bone-implant interface by 29%, as compared to conventional pedicle screws. It performs comparably to cemented fenestrated screws without the risk associated with cement leakage. The system has performed successfully in international markets. OsseoScrew is undergoing an alpha evaluation in the US market with a targeted commercial launch in 2019.

Kodiak Spinal Fixation System. In September of 2018 we received 510K clearance for our Kodiak Spinal Fixation System, our comprehensive spinal fixation solution, designed to treat a range of spinal pathologies, with intraoperative adaptability and surgical efficiency, through an OPEN, MIS or Hybrid approach. The system provides surgeons with a unique lock screw design that potentially reduces head splay and cross threading. We plan to commence a limited alpha release in November and expect a targeted launch in the second half of 2019. Additionally, the system includes a wide variety of low-profile implants providing a better anatomical fit and increased ability to address patient pathologies, ergonomically designed instrumentation to improve surgical efficiency and comfort during complex surgeries, and proven biomechanical strength necessary to achieve a solid fusion.

Research and Development

Our research and development department seeks to continually improve our core product offering and introduce new products to increase our penetration in the U.S. spine market. We are focused on developing technology platforms and products that span the largest market segments addressing degenerative and deformity spine pathologies. We have transformed our development process by focusing our development programs and leveraging integrated teams to reduce the time frame from product concept to market commercialization. We also collaborate with our surgeon partners to design products to enhance the surgeon experience, simplify surgical techniques, and reduce overall costs, while improving patient outcomes. Most of our product development efforts are fully integrated in one facility, allowing us to bring products from concept to market rapidly responding to surgeon and patient needs. Our resources include a technology advancement cell for rapid prototyping, a cadaveric lab, and mechanical testing laboratory.

Sales and Marketing

We market and sell our products through a sales force consisting of dedicated and non-dedicated independent distributors and dedicated employee direct sales representatives. We employ a team of area vice-presidents, or AVP’s, and regional business managers, or RBMs, who are responsible for overseeing the overall sales channel process in their territories. Although surgeons in the U.S. typically make the ultimate decision to use our products, we generally bill the hospital for the products that are used and pay commissions to the sales representative or the sales agent based on payment received from the hospital. We compensate our direct sales employees, AVP’s and RBMs through salaries and incentive bonuses based on performance measures.

We are currently in the process of making significant changes to drive a more dedicated and loyal sales channel, including; (i) eliminating our traditional stocking distributors; (ii) moving many of our existing distributor relationships to more dedicated partnerships; and (iii) attracting new, high-quality dedicated distributors. We believe these changes will provide us with opportunities for future growth as we secure more dedicated distribution partners that can further penetrate existing and new geographic markets.

We evaluate and select our distribution partners and sales employees based upon their expertise in selling spinal devices, reputation within the surgeon community, geographical coverage and established sales network.

We also employ a national accounts team that is responsible for securing access at hospitals and GPOs, across the U.S. We have had strong success with securing access to hospitals and GPOs. We believe this access is a key differentiator for us and much of our current business is achieved through these accounts. We will continue to focus our efforts and investment on developing and maintaining relationships with key GPOs and hospital networks to secure favorable contracts and develop strategies to convert or grow business within existing accounts.

We market our products at various industry conferences, organized surgical training courses, and in industry trade journals and periodicals.

Surgeon Training and Education

We focus our surgeon training efforts on delivering critical technical skills needed on the entire spinal fusion procedure through a peer-to-peer approach to qualified surgeon customers. Well-timed surgeon education programs drive customer conversion and loyalty through leadership and excellence by focusing on delivering value through improved surgeon outcomes. We devote significant resources to training and education and are committed to a culture of scientific excellence and ethics.

We believe that one of the most effective ways to introduce and build market demand for our products is by training and educating spine surgeons, independent distributors, and direct sales representatives in the benefits and use of our products. Sales training programs will be a platform for learning and organizational development, ensuring the sales force is clinically competitive and considered an essential resource to all stakeholders. We focus on cross functional collaboration and alignment to deliver timely and relevant programs to meet surgeon and representative needs and positively impact the business.

Our training and education programs are designed to support new product introductions to the market as well as ongoing portfolio advancement. Our resources are nimble and responsive and include field based engagements to supplement our core curriculum. We believe this is an effective way to increase overall surgeon adoption of our new products.

We believe that surgeons, independent distributors, and direct sales representatives will become exposed to the merits and distinguishing features of our products through our training and education programs, and that such exposure will increase the use and promotion of our products. With a focus on the entire procedure, we expect to build awareness of the breadth of our product offering. We are conscientious in the pursuit of delivering value to all stakeholders. Our goal is to provide surgeon education programs coupled with a growing and comprehensive sales training platform that create a sustainable competitive advantage for our organization.

Manufacture and Supply

We rely on third-party suppliers for the manufacture of all our implants and instruments. Outsourcing implant manufacturing reduces our need for capital investment and reduces operational expense. Additionally, outsourcing provides expertise and capacity necessary to scale up or down based on demand for our products. We select our suppliers to ensure that all of our products are safe, effective, adhere to all applicable regulations, are of the highest quality, and meet our supply needs. We employ a rigorous supplier assessment, qualification, and selection process targeted to suppliers that meet the requirements of the U.S. Food and Drug Administration, or FDA, and International Organization for Standardization, or ISO, and quality standards supported by internal policies and procedures. Our quality assurance process monitors and maintains supplier performance through qualification and periodic supplier reviews and audits.

The raw materials used in the manufacture of our non-biologic products are principally titanium, titanium alloys, stainless steel, cobalt chrome, ceramic, allograft, and PEEK. With the exception of PEEK, none of our raw material requirements is limited to any significant extent by critical supply. We are subject to the risk that

Invibio, one of a limited number of PEEK suppliers, will fail to supply PEEK in adequate amounts and in a timely manner. We believe our supplier relationships and quality processes will support our potential capacity needs for the foreseeable future.

With respect to biologics products, we are FDA-registered and licensed in the states of California, New York, and Florida, the only states that currently require licenses. Our facility and the facilities of the third-party suppliers we use are subject to periodic unannounced inspections by regulatory authorities and may undergo compliance inspections conducted by the FDA and corresponding state and foreign agencies. Because our biologics products are processed from human tissue, maintaining a steady supply can sometimes be challenging. We have not experienced significant difficulty in locating and obtaining the materials necessary to fulfill our production requirements, and we have not experienced a meaningful disruption to sales orders.

In connection with the sale of our international business to Globus in September 2016, we and Globus entered into a product manufacture and supply agreement, or the Supply Agreement, pursuant to which, at agreed-upon prices, we agreed to supply to Globus certain of our implants and instruments that at the time were being offered for sale by us outside of the United States. Pursuant to the Supply Agreement, we are responsible for ensuring that all of the products delivered to Globus meet all agreed-upon specifications for such products. The initial term of the Supply Agreement expires in September 2019, and Globus has the right to renew the Supply Agreement for two additional 12-month periods, subject to Globus meeting certain purchase requirements. We have agreed to not market and sell spinal implant products outside of the United States for a period ending two years following the termination of the Supply Agreement.

Competition

Although we believe that our current broad product portfolio and development pipeline is differentiated and has numerous competitive advantages, the spinal implant industry is highly competitive, subject to rapid technological change, and significantly affected by new product introductions. We believe that the principal competitive factors in our market include:

•	improved outcomes for spine pathology procedures;

•	ease of use, quality and reliability of product portfolio;

•	effective and efficient sales, marketing and distribution;

•	quality service and an educated and knowledgeable sales network;

•	technical leadership and superiority;

•	surgeon services, such as training and education;

•	responsiveness to the needs of surgeons;

•	acceptance by spine surgeons;

•	product price and qualification for reimbursement; and

•	speed to market.

Both our currently marketed products and any future products we commercialize are subject to intense competition. We believe that our most significant competitors are Medtronic, Johnson & Johnson (DePuy/Synthes), Stryker, NuVasive, Zimmer, Biomet, Globus, K2M Medical and others, many of which have substantially greater financial resources than we do. In addition, these companies may have more established distribution networks, entrenched relationships with physicians and greater experience in developing, launching, marketing, distributing and selling spinal implant products.

Some of our competitors also provide non-operative therapies for spine disorder conditions. While these non-operative treatments are considered to be an alternative to surgery, surgery is typically performed in the event that non-operative treatments are unsuccessful. We believe that, to date, these non-operative treatments have not caused a material reduction in the demand for surgical treatment of spinal disorders.

Intellectual Property

We rely on a combination of patent, trademark, copyright, trade secret and other intellectual property laws, nondisclosure agreements, proprietary information ownership agreements and other measures to protect our intellectual property rights. We believe that in order to have a competitive advantage, we must develop, maintain and enforce the proprietary aspects of our technologies. We require our employees, consultants, co-developers, distributors and advisors to execute agreements governing the ownership of proprietary information and use and disclosure of confidential information in connection with their relationship with us. In general, these agreements require these individuals and entities to agree to disclose and assign to us all inventions that were conceived on our behalf or which relate to our property or business and to keep our confidential information confidential and only use such confidential information in connection with our business.

Patents. As of November 12, 2018, we and our affiliates owned, or exclusively owned 108 issued U.S. patents, 90 pending U.S. patent applications and 70 issued or pending foreign patents. We own multiple patents relating to unique aspects and improvements for several of our products. We do not believe that the expiration of any single patent is likely to significantly affect our intellectual property position.

Trademarks. As of November 12, 2018, we and our affiliates owned 72 registered U.S. trademarks and 159 registered trademarks outside of the U.S.

Government Regulation

Our products are subject to extensive regulation by the FDA and other U.S. federal and state regulatory bodies and comparable authorities in other countries. Our products are subject to regulation under the Federal Food, Drug, and Cosmetic Act, or FDCA, and in the case of our tissue products, also under the Public Health Service Act, or PHSA. To ensure that our products are safe and effective for their intended use, the FDA regulates, among other things, the following activities that we or our partners perform and will continue to perform:

•	product design and development;

•	product testing;

•	non-clinical and clinical research;

•	product manufacturing;

•	product labeling;

•	product storage;

•	premarket clearance or approval;

•	advertising and promotion;

•	product marketing, sales and distribution;

•	import and export; and

•	post-market surveillance, including reporting deaths or serious injuries related to products and certain product malfunctions.

Government Regulation—Medical Devices

FDA’s Premarket Clearance and Approval Requirements. Unless an exemption applies, each medical device we wish to commercially distribute in the United States will require either FDA clearance of a premarket notification requesting permission for commercial distribution under Section 510(k) of the Federal Food, Drug and Cosmetic Act, or FDCA, also referred to as a 510(k) clearance, or approval of a premarket approval application, or PMA. The information that must be submitted to the FDA in order to obtain clearance or approval to market a new medical device varies depending on how the medical device is classified by the FDA. Under the FDCA medical devices are classified into one of three classes -Class I, Class II or Class III-depending on the degree of risk associated with the use of the device and the extent of manufacturer and regulatory controls deemed to be necessary by the FDA to reasonably ensure their safety and effectiveness.

Class I devices are those with the lowest risk to the patient for which safety and effectiveness can be reasonably assured by adherence to a set of regulations, referred to as General Controls, which require compliance with the applicable portions of the FDA’s Quality System Regulation, or QSR, facility registration and product listing, reporting of adverse events and malfunctions, and appropriate, truthful and non-misleading labeling and promotional materials. Some Class I devices also require 510(k) clearance by the FDA, though most Class I devices are exempt from the premarket notification requirements. Class II devices are those that are subject to the General Controls, as well as Special Controls, which can include performance standards, product-specific guidance documents and post-market surveillance. Manufacturers of most Class II devices are required to submit to the FDA a premarket notification under Section 510(k) of the FDCA. Class III devices include devices deemed by the FDA to pose the greatest risk such as life-supporting or life-sustaining devices, or implantable devices, in addition to those deemed not substantially equivalent following the 510(k) process. The safety and effectiveness of Class III devices cannot be reasonably assured solely by compliance with the General Controls and Special Controls described above. Therefore, these devices must be the subject of an approved PMA. Both 510(k)s and PMAs are subject to the payment of user fees at the time of submission for FDA review.

If the FDA determines that the device is not “substantially equivalent” to a predicate device following submission and review of a 510(k) premarket notification, or if the manufacturer is unable to identify an appropriate predicate device and the new device or new use of the device presents a moderate or low risk, the device sponsor may either pursue a PMA approval or seek reclassification of the device through the de novo process. Our current products on the market in the U.S. are Class II devices marketed under FDA 510(k) premarket clearance.

510(k) Clearance Pathway. To obtain 510(k) clearance, we must submit a premarket notification demonstrating that the proposed device is substantially equivalent to a device legally marketed in the United States. A predicate device is a legally marketed device that is not subject to premarket approval, i.e., a device that was legally marketed prior to May 28, 1976 (pre-amendments device) and for which a PMA is not required, a device that has been reclassified from Class III to Class II or I, or a device that was found substantially equivalent through the 510(k) process. To be “substantially equivalent,” the proposed device must have the same intended use as the predicate device, and either have the same technological characteristics as the predicate device or have different technological characteristics and not raise different questions of safety or effectiveness than the predicate device. Clinical data is sometimes required to support substantial equivalence.

The FDA’s goal is to review and act on each 510(k) within 90 days of submission, but the process usually takes from nine to 12 months, and it may take longer if the FDA requests additional information. Most 510(k)s do not require supporting data from clinical trials, but the FDA may request such data. If the FDA agrees that the device is substantially equivalent, it will grant clearance to commercially market the device.

After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a new or major change in its intended use, will require a new 510(k) clearance or, depending on the modification, require premarket approval. The FDA requires each manufacturer to determine whether the proposed change requires the submission of a 510(k) or PMA, but the FDA can review any such decision and can disagree with a manufacturer’s determination. If the FDA disagrees with a manufacturer’s determination, the FDA can require the manufacturer to cease marketing and/or recall the modified device until 510(k) clearance or PMA is obtained. If the FDA requires us to seek a new 510(k)

clearance or PMA for any modifications to a previously cleared product, we may be required to cease marketing or recall the modified device until we obtain this clearance or approval. Also, in these circumstances, we may be subject to significant fines or penalties. We have made and plan to continue to make enhancements to our products for which we have not submitted 510(k)s or PMAs, and we will consider on a case-by-case basis whether a new 510(k) or PMA is necessary.

The FDA began to consider proposals to reform its 510(k) marketing clearance process in 2011, and such proposals could include increased requirements for clinical data and a longer review period. Specifically, in response to industry and healthcare provider concerns regarding the predictability, consistency and rigor of the 510(k) regulatory pathway, the FDA initiated an evaluation of the 510(k) program, and as part of the Food and Drug Administration Safety and Innovation Act, or FDASIA, Congress reauthorized the Medical Device User Fee Amendments with various FDA performance goal commitments and enacted several “Medical Device Regulatory Improvements” and miscellaneous reforms, which are further intended to clarify and improve medical device regulation both pre- and post-clearance and approval. Further, in December 2016, the 21st Century Cures Act, or Cures Act, was signed into law. The Cures Act, among other things, is intended to modernize the regulation of devices and spur innovation, but its ultimate implementation is unclear.

Premarket Approval Pathway. Class III devices require PMA approval before they can be marketed, although some pre-amendment Class III devices for which the FDA has not yet required a PMA are cleared through the 510(k) process. The PMA process is generally more complex, costly and time consuming than the 510(k) process. A PMA must be supported by extensive data including, but not limited to, extensive technical information regarding device design and development, preclinical and clinical trials, manufacturing and labeling information to demonstrate to the FDA’s satisfaction the safety and effectiveness of the device for its intended use. The PMA application must provide valid scientific evidence that demonstrates to the FDA’s satisfaction reasonable assurance of the safety and effectiveness of the device for its intended use. Following receipt of a PMA, the FDA determines whether the application is sufficiently complete to permit a substantive review. If the FDA accepts the application for review, it has 180 days under the FDCA to complete its review of the PMA, although in practice, the FDA’s review often takes significantly longer, and can take up to several years. During this review period, the FDA may request additional information or clarification of information already provided, and the FDA may issue a major deficiency letter to the applicant, requesting the applicant’s response to deficiencies communicated by the FDA. Also during the review period, an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device. The FDA may or may not accept the panel’s recommendation. In addition, the FDA will conduct a preapproval inspection of the manufacturing facility to ensure compliance with quality system regulation, or QSR. The PMA process can be expensive, uncertain and lengthy, and a number of devices for which FDA approval has been sought by other companies have never been approved by the FDA for marketing.

Clinical Trials. Clinical trials are almost always required to support a PMA and are sometimes required for a 510(k). All clinical investigations of investigational devices to determine safety and effectiveness must be conducted in accordance with the FDA’s investigational device exemption, or IDE, regulations which govern investigational device labeling, prohibit promotion of the investigational device, and specify an array of recordkeeping, reporting and monitoring responsibilities of study sponsors and study investigators. If the device is determined to present a “significant risk” to human health, the manufacturer may not begin a clinical trial until it submits an IDE application to the FDA and obtains approval of the IDE from the FDA. The IDE must be supported by appropriate data, such as animal and laboratory testing results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound. In addition, the study must be approved by, and conducted under the oversight of, an Institutional Review Board, or IRB, for each clinical site. The IRB is responsible for the initial and continuing review of the IDE, and may pose additional requirements for the conduct of the study. If an IDE application is approved by the FDA and one or more IRBs, human clinical trials may begin at a specific number of investigational sites with a specific number of patients, as approved by the FDA. If the device presents a non-significant risk to the patient, a sponsor may begin the clinical trial after obtaining approval for the trial by one or more IRBs without separate approval from the FDA, but must still follow abbreviated IDE requirements, such as monitoring the investigation, ensuring that the investigators obtain informed consent, and labeling and record-keeping requirements. A clinical trial may be suspended by FDA, the sponsor or an IRB at any time for various reasons, including a belief that the risks to the study participants outweigh the benefits of participation in the trial. Even if a clinical trial is completed, the results may not demonstrate the safety and efficacy of a device to the satisfaction of the FDA, or may be equivocal or otherwise not be sufficient to obtain approval of a device.

Pervasive and Continuing FDA Regulation. After a device is placed on the market, numerous FDA and other regulatory requirements continue to apply. These include:

•	registration and listing requirements, which require manufacturers to register all manufacturing facilities and list all medical devices placed into commercial distribution;

•

the QSR, which requires manufacturers, including third-party contract manufacturers, to follow stringent design, testing, control, supplier/contractor selection, documentation, record maintenance and other quality assurance controls, during all aspects of the manufacturing process and to maintain and investigate complaints;

•	labeling regulations and unique device identification requirements;

•	advertising and promotion requirements;

•	restrictions on sale, distribution or use of a device;

•	FDA prohibitions against the promotion of products for uncleared or unapproved “off-label” uses;

•

medical device reporting obligations, which require that manufacturers submit reports to the FDA of device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if it were to reoccur;

•

medical device correction and removal reporting regulations, which require that manufacturers report to the FDA field corrections and product recalls or removals if undertaken to reduce a risk to health posed by the device or to remedy a violation of the FDCA that may present a risk to health;

•	device tracking requirements; and

•	other post-market surveillance requirements, which apply when necessary to protect the public health or to provide additional safety and effectiveness data for the device.

Failure to comply with applicable regulatory requirements can result in enforcement action by the FDA, which may include any of the following:

•	warning letters and untitled letters;

•	fines, injunctions, consent decrees, and civil penalties;

•	recalls, withdrawals, administrative detention, or seizure of products;

•	operating restrictions, partial suspension or total shutdown of production;

•	withdrawals of 510(k) clearances or PMA approvals that have already been granted;

•	refusal to grant 510(k) clearance or PMA approvals of new products; and/or

•	criminal prosecution.

Our facilities, records and manufacturing processes are subject to periodic announced and unannounced inspections by the FDA to evaluate compliance with applicable regulatory requirements.

Regulation of Human Cells, Tissues, and Cellular and Tissue-based Products. Certain of our products are regulated as human cells, tissues, and cellular and tissue-based products, or HCT/Ps. Section 361 of the PHSA authorizes the FDA to issue regulations to prevent the introduction, transmission or spread of communicable disease. HCT/Ps regulated as “361” HCT/Ps are subject to requirements relating to registering facilities and listing products with the FDA, screening and testing for tissue donor eligibility, or Good Tissue Practice, when processing, storing, labeling, and distributing HCT/Ps, including required labeling information, stringent record keeping, and adverse event reporting, among other applicable requirements and laws. If the HCT/P is minimally manipulated, is intended for homologous use only and meets other requirements, the HCT/P will not require 510(k) clearance, PMA approval, a Biologics License Applications, or other premarket authorization from the FDA before marketing.

Environmental Matters

Our facilities and operations are subject to extensive federal, state, and local environmental and occupational health and safety laws and regulations. These laws and regulations govern, among other things, air emissions; wastewater discharges; the generation, storage, handling, use and transportation of hazardous materials; the handling and disposal of hazardous wastes; the cleanup of contamination; and the health and safety of our employees. Under such laws and regulations, we are required to obtain permits from governmental authorities for some of our operations. If we violate or fail to comply with these laws, regulations or permits, we could be fined or otherwise sanctioned by regulators. We could also be held responsible for costs and damages arising from any contamination at our past or present facilities or at third-party waste disposal sites. We cannot completely eliminate the risk of contamination or injury resulting from hazardous materials, and we may incur material liability as a result of any contamination or injury.

Compliance with Certain Applicable Statutes

We are subject to various federal and state laws pertaining to healthcare fraud and abuse, including anti-kickback laws, false claims laws, criminal health care fraud laws, physician payment transparency laws, data privacy and security laws and foreign corrupt practice laws. Violations of these laws are punishable by criminal and/or civil sanctions, including, in some instances, fines, imprisonment and, within the United States, exclusion from participation in government healthcare programs, including Medicare, Medicaid and Veterans Administration health programs. These laws are administered by, among others, the U.S. Department of Justice, the Office of Inspector General of the Department of Health and Human Services and state attorneys general. Many of these agencies have increased their enforcement activities with respect to medical device manufacturers in recent years.

The federal Anti-Kickback Statute, prohibits persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual, or the furnishing, arranging for or recommending a good or service, for which payment may be made in whole or part under federal healthcare programs, such as the Medicare and Medicaid programs. The Anti-Kickback Statute is broad and prohibits many arrangements and practices that are lawful in businesses outside of the healthcare industry. For example, the definition of “remuneration” has been broadly interpreted to include anything of value, including, gifts, discounts, the furnishing of supplies or equipment, credit arrangements, payments of cash, waivers of payments, ownership interests and providing anything at less than its fair market value. In addition, the Patient Protection and Affordable Health Care Act, which, as amended by the Health Care and Education Reconciliation Act, and collectively referred to as ACA. ACA, among other things, amends the intent requirement of the federal Anti-Kickback Statute. A person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. In addition, ACA provides that the government may assert that a claim including items or services resulting from a violation of the Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act.

In implementing the Anti-Kickback Statute, the Department of Health and Human Services Office of Inspector General, or OIG, has issued a series of regulations, known as the safe harbors, which began in July 1991. These safe harbors set forth provisions that, in circumstances where all the applicable requirements are met, will assure healthcare providers and other parties that they will not be prosecuted under the Anti-Kickback Statute. The failure of a transaction or arrangement to fit precisely within one or more safe harbors does not necessarily mean that it is illegal or that prosecution will be pursued. However, conduct and business arrangements that do not fully satisfy all requirements of an applicable safe harbor may result in increased scrutiny by government enforcement authorities such as the OIG. Penalties for violations of the Anti-Kickback Statute include criminal penalties and civil sanctions such as fines, imprisonment and possible exclusion from Medicare, Medicaid and other federal healthcare programs. Many states have anti-kickback laws that are similar to the federal law, some of which apply to the referral of patients for healthcare items or services reimbursed by any source, and may also result in penalties, fines, sanctions for violations, and exclusions from state or commercial programs.

We have entered into various agreements with certain surgeons that perform services for us, including some who make clinical decisions to use our products. Some of our referring surgeons own our stock, which they received from us as consideration for services performed. From time to time, we review these arrangements to determine whether they are in compliance with applicable laws and regulations. In addition, physician-owned distribution companies, or PODs, have increasingly become involved in the sale and distribution of medical devices, including products for the surgical treatment of spine disorders. In many cases, these distribution companies enter into arrangements with hospitals that bill Medicare or Medicaid for the furnishing of medical services, and the physician-owners are among the physicians who refer patients to the hospitals for surgery. On March 26, 2013 the OIG issued a Special Fraud Alert entitled “Physician-Owned Entities”, or the Fraud Alert, in which the OIG concluded, among other things, that PODs are “inherently suspect under the anti-kickback statute” and that PODs present “substantial fraud and abuse risk and pose dangers of patient safety.” Since 2013, the OIG has further increased its scrutiny of PODs and the Department of Justice has brought several high-profile cases against physician owners.

The federal False Claims Act prohibits persons from knowingly filing or causing to be filed a false or fraudulent claim to, or the knowing use of false statements to obtain payment from, the federal government. Private suits filed under the False Claims Act, known as qui tam actions, can be brought by individuals on behalf of the government. These individuals, sometimes known as “relators” or, more commonly, as “whistleblowers,” may share in any amounts paid by the entity to the government in fines or settlement. The number of filings of qui tam actions has increased significantly in recent years, causing more healthcare companies to have to defend a False Claim Act action. If an entity is determined to have violated the federal False Claims Act, it may be required to pay up to three times the actual damages sustained by the government, plus civil penalties of between $10,000 to $22,000 for each separate false claim and may be subject to exclusion from Medicare, Medicaid and other federal healthcare programs. Various states have also enacted similar laws modeled after the federal False Claims Act which apply to items and services reimbursed under Medicaid and other state programs, or, in several states, apply regardless of the payor.

The Health Insurance Portability and Accountability Act, or HIPAA, created two new federal crimes: healthcare fraud and false statements relating to healthcare matters. The healthcare fraud statute prohibits knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private payors. The ACA changed the intent requirement of the healthcare fraud statute to such that a person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. A violation of this statute is a felony and may result in fines, imprisonment or possible exclusion from Medicare, Medicaid and other federal healthcare programs. The false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. A violation of this statute is a felony and may result in similar sanctions.

ACA also includes various provisions designed to strengthen significantly fraud and abuse enforcement in addition to those changes discussed above. Among these additional provisions include increased funding for enforcement efforts and new “sunshine” provisions to require us to report and disclose to the Centers for

Medicare and Medicaid Services, or CMS, any payment or “transfer of value” made or distributed to physicians or teaching hospitals. These sunshine provisions also require certain group purchasing organizations, including physician-owned distributors, to disclose physician ownership information to CMS. We and other device manufacturers are required to collect and annually report specific data on payments and other transfers of value to physicians and teaching hospitals. There are various state laws and initiatives that require device manufacturers to disclose to the appropriate regulatory agency certain payments or other transfers of value made to physicians, and in certain cases prohibit some forms of these payments, with the risk of fines for any violation of such requirements.

HIPAA also includes privacy and security provisions designed to regulate the use and disclosure of “protected health information”, or PHI, which is health information that identifies a patient and that is held by a health care provider, a health plan or health care clearinghouse. We are not directly regulated by HIPAA, but our ability to access PHI for purposes such as marketing, product development, clinical research or other uses is controlled by HIPAA and restrictions placed on health care providers and other covered entities. HIPAA was amended in 2009 by the Health Information Technology for Economic and Clinical Health Act, or HITECH, which strengthened the rule, increased penalties for violations and added a requirement for the disclosure of breaches to affected individuals, the government and in some cases the media. We must carefully structure any transaction involving PHI to avoid violation of HIPAA and HITECH requirements.

Almost all states have adopted data security laws protecting personal information including social security numbers, state issued identification numbers, credit card or financial account information coupled with individuals’ names or initials. We must comply with all applicable state data security laws, even though they vary extensively, and must ensure that any breaches or accidental disclosures of personal information are promptly reported to affected individuals and responsible government entities. We must also ensure that we maintain compliant, written information security programs or run the risk of civil or even criminal sanctions for non-compliance as well as reputational harm for publicly reported breaches or violations.

If any of our operations are found to have violated or be in violation of any of the laws described above and other applicable state and federal fraud and abuse laws, we may be subject to penalties, among them being civil and criminal penalties, damages, fines, exclusion from government healthcare programs, and the curtailment or restructuring of our operations.

Third-Party Reimbursement

In the U.S., healthcare providers generally rely on third-party payors, principally private insurers and governmental payors such as Medicare and Medicaid, to cover and pay for all or part of the cost of a spine surgery in which our medical devices are used. We expect that sales volumes and prices of our products will depend in large part on the continued availability of reimbursement from such third-party payors. These third-party payors may deny reimbursement if they determine that a device used in a procedure was not medically necessary in accordance with cost-effective treatment methods, as determined by the third-party payor, or was used for an unapproved indication. Particularly in the U.S., third-party payors continue to carefully review, and increasingly challenge, the prices charged for procedures and medical products. Medicare coverage and reimbursement policies are developed by CMS, the federal agency responsible for administering the Medicare program, and its contractors. CMS establishes these Medicare policies for medical products and procedures and such policies are periodically reviewed and updated. While private payors vary in their coverage and payment policies, the Medicare program is viewed as a benchmark. Medicare payment rates for the same or similar procedures vary due to geographic location, nature of the facility in which the procedure is performed (i.e., teaching or community hospital) and other factors. We cannot assure you that government or private third-party payors will cover and provide adequate payment for the procedures in which our products are used. ACA and other reform proposals contain significant changes regarding Medicare, Medicaid and other third party payors.

Among these changes was the imposition of a 2.3% excise tax on domestic sales of medical devices that went into effect on January 1, 2013. This tax has resulted in a significant increase in the tax burden on our industry. In December 2015, the U.S. Congress adopted and President Obama signed into law the Consolidated Appropriations Act of 2016. Among other things, this legislation put in place a two-year moratorium on the device tax through the end of 2017. Other elements of the ACA include numerous provisions to limit Medicare spending through reductions in various fee schedule payments and by instituting more sweeping payment reforms, such as bundled payments for episodes of care, the establishment of “accountable care organizations” under which hospitals and physicians will be able to share savings that result from cost control efforts, comparative effectiveness research, value-based purchasing, and the establishment of an independent payment advisory board.

We expect that political party control of the House of Representatives, the Senate and even State-level elections could shift the trajectory of current health policy, including potential to modify, repeal, or otherwise invalidate all, or certain provisions of, the ACA. Since its enactment, there have also been other judicial and Congressional challenges to certain aspects of the ACA. As a result, there have been delays in the implementation of, and action taken to repeal or replace, certain aspects of the ACA. In March 2017, the United States House of Representatives introduced legislation known as the American Health Care Act, or the AHCA, which, if enacted, would amend or repeal significant portions of the ACA. Among other changes, the AHCA, would repeal the medical device tax, eliminate penalties on individuals and employers that fail to maintain or provide minimum essential coverage and create refundable tax credits to assist individuals in buying health insurance. The AHCA would also make significant changes to Medicaid by, among other things, making Medicaid expansion optional for states, repealing the requirement that state Medicaid plans provide the same essential health benefits that are required by plans available on the exchanges, modifying federal funding, including implementing a per capita cap on federal payments to states, and changing certain eligibility requirements. Given recent changes of political party control of the House of Representatives, it is uncertain when or if the provisions in the AHCA will become law, or the extent to which any such changes may impact our business.

In addition, other legislative changes have been proposed and adopted since the ACA was enacted. These changes include the Budget Control Act of 2011, which resulted in reductions to Medicare payments to providers of 2% per fiscal year, which went into effect on April 1, 2013 and will stay in effect through 2025 unless additional Congressional action is taken, as well as, the American Taxpayer Relief Act of 2012, which, among other things, further reduced Medicare payments to several types of providers, including hospitals and imaging centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. An expansion in government’s role in the U.S. healthcare industry may lower reimbursements for procedures using our products, reduce medical procedure volumes, and adversely affect our business and results of operations, possibly materially.

We believe that the overall escalating cost of medical products and services has led to, and will continue to lead to, increased pressures on the healthcare industry to reduce the costs of products and services. We cannot assure you that government or private third-party payors will cover and provide adequate payment for the procedures using our products. In addition, it is possible that future legislation, regulation, or reimbursement policies of third-party payors will adversely affect the demand for procedures using our products or our ability to sell our products on a profitable basis. The unavailability or inadequacy of third-party payor coverage or reimbursement could have a significant adverse effect on our business, operating results and financial condition.

Employees

As of November 12, 2018, we had 177 employees in the U.S., approximately 145 of which were based in our Carlsbad, California headquarters, covering all of the following functional areas: sales, customer service, marketing, clinical education, advanced manufacturing, quality assurance, regulatory affairs, research and development, human resources, finance, legal, information technology and administration. We have never experienced a work stoppage due to labor difficulties and believe that our relations with our employees are good. We currently have no employees working under collective bargaining agreements.

Corporate and Available Information

We are a Delaware corporation. We were incorporated in March 2005. Our principal executive office is located at 5818 El Camino Real, Carlsbad, California 92008 and our telephone number is (760) 431-9286. Our Internet address is www.atecspine.com. We are not including the information contained on our website as a part of, or incorporating it by reference into, this Registration Statement. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, are available to you free of charge through the Investor Relations section of our website as soon as reasonably practicable after such materials have been electronically filed with, or furnished to, the Securities and Exchange Commission, or SEC.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus or the date of any document incorporated herein by reference and are subject to a number of risks, uncertainties and assumptions, including those under “Risk Factors” and elsewhere in this prospectus and in the applicable prospectus supplement and the documents incorporated by reference herein. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

We will not receive any proceeds from the sales of shares by the selling stockholders. Upon the cash exercise of any of the warrants held by the selling stockholders, we will receive the cash payment of the exercise price for such warrants. Unless otherwise indicated in any prospectus supplement, the net proceeds from the exercise price of the warrants will be used for general corporate purposes and working capital requirements.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of:

•	200,000,000 shares of common stock, $0.0001 par value; and

•	20,000,000 shares of preferred stock, $0.0001 par value.

Common Stock

As of November 12, 2018, there were 43,212,606 shares of our common stock outstanding.

Voting Rights

For all matters submitted to a vote of stockholders, each holder of our common stock is entitled to one vote for each share registered in his or her name. Except as may be required by law and in connection with some significant actions, such as mergers, consolidations, or amendments to our amended and restated certificate of incorporation that affect the rights of stockholders, holders of our common stock vote together as a single class. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

Dividend Rights

Subject to preferential dividend rights of any other class or series of stock, the holders of shares of our common stock are entitled to receive dividends, including dividends of our stock, as and when declared by our board of directors, subject to any limitations applicable by law and to the rights of the holders, if any, of our preferred stock.

Liquidation

In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of our common stock will be entitled to share ratably in all assets that remain, subject to any rights that are granted to the holders of any class or series of preferred stock.

Other Rights and Preferences

Subject to the preferential rights of any other class or series of stock, all shares of our common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities. Our amended and restated certificate of incorporation and restated bylaws do not restrict the ability of a holder of our common stock to transfer his or her shares of our common stock.

The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future.

Transfer Agent and Registrar

The transfer agent for our common stock is Computershare, Inc.

Preferred Stock

Under our amended and restated certificate of incorporation, we have authority, subject to any limitations prescribed by law and without further stockholder approval, to issue from time to time up to 20,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.

Series A Convertible Preferred Stock

In March 2017 we created a new class of preferred stock designated as Series A Convertible Preferred Stock. The rights of the Series A Convertible Preferred Stock are set forth in a Certificate of Designation filed with the Secretary of State of Delaware on March 22, 2018. A total of 15,245 shares of Series A Convertible Preferred Stock are authorized for issuance under such Certificate of Designation. The shares of Series A Convertible Preferred Stock have a stated value of $1,000 per share and are convertible into shares of our common stock at an initial conversion price of $2.00 per share. A total of 4,043.346 shares of Series A Convertible Preferred Stock are outstanding as of November 12, 2018.

Holders of the Series A Convertible Preferred Stock are entitled to dividends on an as-if-converted basis in the same form as any dividends actually paid on shares of our common stock.

Series B Convertible Preferred Stock

In March 2018 we created a new class of preferred stock designated as Series B Convertible Preferred Stock. The rights of the Series B Convertible Preferred Stock are set forth in a Certificate of Designation filed with the Secretary of State of Delaware on March 8, 2018. A total of 45,200 shares of Series B Convertible Preferred Stock are authorized for issuance under such Certificate of Designation. All of the shares of Series B Convertible Preferred Stock were converted into shares of our common stock at an initial conversion price of $3.15 per share on May 18, 2018. No shares of Series B Convertible Preferred Stock are outstanding as of November 12, 2018.

New Redeemable Preferred Stock

To date, our board of directors has designated 15,000,000 of the 20,000,000 authorized shares of preferred stock as new redeemable preferred stock.

As of November 12, 2018, 3,319,816 shares of new redeemable preferred stock were issued and outstanding. The new redeemable preferred stock is not convertible into common stock but is redeemable at $9.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (i) upon our liquidation, dissolution or winding up, or the occurrence of certain mergers, consolidations or sales of all or substantially all of our assets, before any payment to the holders of our common stock, or (ii) at our option at any time. Holders of new redeemable preferred stock are generally not entitled to vote on matters submitted to the stockholders, except with respect to certain matters that will affect them adversely as class, and are not entitled to receive dividends.

The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of our company.

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•

whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period and the conversion price or how the conversion price will be calculated, and under what circumstances it may be adjusted;

•

whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period and the exchange price or how the exchange price will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

When we issue shares of our preferred stock under this prospectus, the shares will be fully paid and nonassessable and, unless specified in the applicable prospectus supplement, will not have or be subject to any rights of first refusal or similar rights.

The Delaware General Corporation Law, or the DGCL, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

We are subject to the provisions of Section 203 of the DGCL. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

•	prior to this time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Certain provisions of our amended and restated certificate of incorporation and restated bylaws that are summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders. Furthermore, these provisions could delay, until the next stockholders’ meeting, actions which are favored by the holders of a majority of our outstanding voting securities.

Among other things, our amended and restated certificate of incorporation and restated bylaws provide that:

•

subject to the rights of the holders of any class or series of preferred stock then outstanding, our directors may be removed only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares then entitled to vote at an election of directors voting together as a single class, unless otherwise specified by law or by the amended and restated certificate of incorporation;

•

any vacancy on our board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders;

•	stockholder action may be taken only at a duly called and convened annual or special meeting of stockholders and then only if properly brought before the meeting;

•	stockholder action may not be taken by written action in lieu of a meeting;

•	special meetings of stockholders may be called only by our board of directors pursuant to a resolution adopted by a majority of the total number of directors; and

•	in order for any matter to be considered “properly brought” before a meeting, a stockholder must comply with requirements regarding specified information and advance notice to us.

Our amended and restated certificate of incorporation also provides that no director of our company shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of our company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Our amended and restated certificate of incorporation further provides that no amendment to or repeal of these provisions shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. Our amended and restated certificate of incorporation further provides for the indemnification of our directors and officers to the fullest extent permitted by the DGCL.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Alphatec,” “we,” “our” or “us” refer to Alphatec Holdings, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal on a particular series of debt securities is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the debt securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

•

if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, and premium, if any, and interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium, and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person (if other than Alphatec) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Alphatec and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Alphatec; or

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	U.S. federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of Alphatec.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility; disbursement of payments to direct participants is the responsibility of DTC; and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those previously issued to the selling stockholders, and those issuable to the selling stockholders, upon exercise of the warrants held by the selling stockholders. We are registering the shares of common stock issuable upon exercise of the warrants held by the selling stockholders in order to permit the selling stockholders to offer the shares for resale from time to time. Except as otherwise disclosed herein, and except for the ownership of the shares of common stock issuable upon exercise of the warrants and the warrants, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock and warrants, as of November 12, 2018, assuming exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on exercises. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of a registration rights agreement with the selling stockholders, this prospectus covers the resale of the sum the maximum number of shares of common stock issuable upon exercise of the warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, and subject to adjustment as provided in the warrant, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the warrants, a selling stockholder may not exercise the warrants to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to the Offering		Percentage of Shares Beneficially Owned Prior to the Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering
Squadron Medical Finance Solutions LLC	456,000	(1)	1.06%	456,000	–	(3)
Tawani Holdings LLC	389,000	(2)	*	389,000	–	(3)

*	Less than 1%.
(1)

Consists of shares underlying warrants to purchase 456,000 shares of our common stock, with an exercise price of $3.15, and expiring on November 6, 2025. Squadron is wholly owned by Squadron Capital LLC. Squadron Capital LLC is managed by a Managing Committee, the members of which are David R. Pelizzon, Jennifer N. Pritzker, Harry B. Rosenberg and Charles Edward Dobrusin. Squadron Capital LLC is wholly owned by Squadron Capital Holdings LLC, which is owned by (1) JNP Parachute Mirror Trust L — Harry B. Rosenberg and Charles Edward Dobrusin, Trustees, (2) F.L.P. Trust #15M2 — Harry B. Rosenberg and Charles Edward Dobrusin, Trustees, (3) JNP 2010—P.G. Trust — Harry B. Rosenberg and Charles Edward Dobrusin, Trustees, and (4) F.L.P. #15 M2 Parachute Trust — Harry B. Rosenberg and Charles Edward Dobrusin, Trustees. Squadron’s address is 18 Hartford Ave., PO Box 223, Granby, CT 06035.

(2)

Consisting of shares underlying warrants to purchase 389,000 shares of our common stock, with an exercise price of $3.15, and expiring on November 6, 2025. Tawani Holdings LLC is an Illinois limited liability company, which is ninety-nine per cent (99%) owned by the Jennifer N. Pritzker Revocable Trust u/a/d Feb 21, 1986, as amended (the “Trust”), and one percent (1%) owned by Tawani Enterprises Inc., an Illinois corporation. Tawani Enterprises Inc. is wholly owned by the Trust. Jennifer N. Pritzker is grantor and the trustee of the Trust. The address of Tawani Holdings LLC is 104 S. Michigan Avenue, Suite 500, Chicago, Illinois 60603.

(3)

Assumes an exercise of all of the warrants held by the selling stockholder and the sale by the selling stockholder of all shares issued in connection with that hypothetical exercise. There is no assurance that the selling stockholder will exercise the warrants or sell any or all of the shares offered hereby. This number and percentage may change based on the selling stockholder’s decision to exercise the warrants and to sell or hold the shares.

We will not receive any proceeds from the sales of shares by the selling stockholder. Upon the cash exercise of any of the warrants held by the selling stockholders, we will receive the cash payment of the exercise price for such warrants.

PLAN OF DISTRIBUTION

Securities Offered by Us

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on The NASDAQ Global Select Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Securities Offered by the Selling Stockholders

Each of the selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares of common stock issuable upon exercise of their warrants covered hereby on the principal trading market for our common stock or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholders has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

Pursuant to the terms of a registration rights agreement, we are required to pay certain fees and expenses we incur incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus continuously effective until the (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Durham Jones & Pinegar, St. George, Utah, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Alphatec Holdings, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2016, and for the year ended December 31, 2016 included in our Annual Report on Form 10-K for the year ended December 31, 2017, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Mayer Hoffman McCann P.C., independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2017, and for the year ended December 31, 2017 included in our Annual Report on Form 10-K for the year ended December 31, 2017, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Mayer Hoffman McCann P.C.’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby. The selling stockholder will not bear any of the expenses set forth below. However, the selling security holders will bear all commissions and discounts, if any, attributable to their sale of the securities.

SEC registration fee	$6,362(1)
FINRA filing fee	$(1)
Printing expenses	$(1)
Legal fees and expenses	$(1)
Accounting fees and expenses	$(1)
Transfer agent and trustee fees and expenses	$(1)
Miscellaneous	$(1)
Total	$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation provides that we shall indemnify, to the fullest extent authorized by the DGCL, each person who is involved in any litigation or other proceeding because such person is or was our director or officer or is or was serving as an officer or director of another entity at our request, against all expense, loss or liability reasonably incurred or suffered in connection therewith. Our amended and restated certificate of incorporation provides that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that such advance payment will only be made upon delivery to us of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification. If we do not pay a proper claim for indemnification in full within 60 days after we receive a written claim for such indemnification, our amended and restated certificate of incorporation and our restated by-laws authorize the claimant to bring an action against us and prescribe what constitutes a defense to such action.

As permitted by Section 145 of the DGCL, we carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

We have entered into indemnification agreements with all of our directors. The indemnification agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law and to advance expenses incurred by them in connection with any proceeding against them with respect to which they may be entitled to indemnification by us.

Item 16.	Exhibits

(a)	Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

EXHIBIT INDEX

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit		Filing Date	Filed Herewith

1.1(1)	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of Alphatec Holdings, Inc.	Amendment No. 2 to Form S-1	333-131609	3.2		4/20/2006

3.2	Amendment to the Certificate of Incorporation of Alphatec Holdings, Inc.	Form 8-K	000-52024	3.1	(B)	8/24/2016

3.3	Certificate of Designations for Class A Preferred Stock	Form 8-K	000-52024	3.1		3/23/2017

3.4	Certificate of Designations for Class B Preferred Stock	Form 8-K	000-52024	3.1		3/12/2018

3.5	Restated Bylaws of Alphatec Holdings, Inc.	Amendment No. 5 to Form S-1	333-131609	3.4		5/26/2006

4.1	Form of Common Stock Certificate	Amendment No. 5 to Form S-1	333-131609	4.1		5/26/2006

4.2	Corporate Governance Agreement, dated December 17, 2009, between the Company and certain shareholders of Scient’x Groupe S.A.S. and Scient’x S.A.	Form 8-K	000-52024	10.1		12/22/2009

4.3	Registration Rights Agreement, dated March 26, 2010, by and among Alphatec Holdings, Inc. and the other signatories thereto	Form 8-K	000-52024	4.1		3/31/2010

4.4	Amended and Restated Registration Rights Agreement, dated April 16, 2018, by and among Alphatec Holdings, Inc. and the other signatories thereto	Form 8-K/A	000-52024	4.1		4/16/2018

4.5	Registration Rights Agreement, dated November 6, 2018, by and among Alphatec Holdings, Inc. and the other signatories thereto						X

4.6	Warrant with Silicon Valley Bank as the Warrant holder, dated December 16, 2011	Form 10-K	000-52024	4.8		3/5/2012

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.7	Form of Warrant issued to certain investors on March 28, 2017	Form 8-K	000-52024	4.1	3/23/2017

4.8	Form of Warrant issued to certain investors on December 28, 2017	Form 8-K	000-52024	4.1	10/2/2017

4.9	Form of Warrant issued to certain investors on March 8, 2018	Form 8-K	000-52024	4.1	03/12/2018

4.10	Form of Warrant issued in connection with acquisition transaction on March 8, 2018	Form 8-K	000-52024	4.3	03/12/2018

4.11	Form of Warrant issued in connection with financing on November 6, 2018					X

4.12(1)	Form of Preferred Stock Certificate

4.13(2)	Form of Indenture

4.14(1)	Form of Debt Security

4.15(1)	Form of Warrant

4.16(1)	Form of Warrant Agreement

4.17(1)	Form of Unit Agreement

5.1(2)	Opinion of Durham Jones & Pinegar, P.C.

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Independent Registered Public Accounting Firm					X

23.3(2)	Consent of Durham Jones & Pinegar, P.C. (included in Exhibit 5.1)

24.1(2)	Powers of Attorney (included on signature pages hereto)

25.1(1)	Statement of Eligibility of Trustee on Form T-1

(1)	If applicable, to be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference.
(2)	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on the 13th day of November, 2018.

ALPHATEC HOLDINGS, INC.

By:	/s/ PATRICK S. MILES
Patrick S. Miles
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title(s)	Date

*	Chairman and Chief Executive Officer	November 13, 2018
Patrick S. Miles	(Principal Executive Officer)

/s/ Jeffrey G. Black	EVP, Chief Financial Officer	November 13, 2018
Jeffrey G. Black	(Principal Financial Officer and Principal Accounting Officer)

Director
Evan Bakst

*	Director	November 13, 2018
Mortimer Berkowitz III

*	Director	November 13, 2018
Quentin Blackford

Director
Jason Hochberg

*	Director	November 13, 2018
David H. Mowry

*	Director	November 13, 2018
Terry M. Rich

*	Director	November 13, 2018
Jeffrey P. Rydin

Director
James L.L. Tullis

*	Director	November 13, 2018
Donald A. Williams

Signature	Title(s)	Date

*	Director	November 13, 2018
Ward W. Wood

*	Pursuant to power of attorney

By:	/S/ JEFFREY G. BLACK
Jeffrey G. Black